SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 27, 2000


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




            Delaware                1-14076                22-3270045
  (State or other jurisdiction     (Commission            (IRS Employer
         of incorporation)         File Number)       Identification Number)



          Glenpointe Center East
         300 Frank W. Burr Boulevard
             Teaneck, New Jersey                   07666
 (Address of principal executive offices)        (Zip Code)



                                 (201) 928-1001
              (Registrant's telephone number, including area code)




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Item 2.   Acquisition or Disposition of Assets.

     Effective March 27, 2000, we, Vizacom Inc., acquired PC Workstation Rentals, Inc., d/b/a PWR Systems, a Long Island, New York-based designer and integrator of Internet, intranet and extranet systems and other computer networks and value-added- reseller of computer and digital communication equipment. The acquisition was in the form of a merger of PWR into PWR Acquisition Corp., one of our wholly-owned subsidiaries which we formed for this transaction.

     The acquisition was completed pursuant to an Agreement and Plan of Merger, dated as of February 28, 2000, between us, PWR Acquisition, PWR and PWR's shareholders. Pursuant to the merger agreement, at the closing of the transaction, we made a cash payment to the PWR shareholders of $1 million and delivered to the PWR shareholders our promissory notes in the aggregate principal amount of $500,000. These notes are payable in twelve equal monthly installments, commencing on April 27, 2000. These notes are convertible into shares of our common stock, at a conversion price of $3.00 per share, and bear interest at the imputed interest rate of the Internal Revenue Service on the closing date. Accrued interest on these notes is payable with the monthly principal payments. These notes have been guaranteed by our PWR subsidiary. The stock portion of the acquisition consideration payable at closing was in the form of 1,500,000 shares of our common stock.

     The merger agreement provides for additional contingent consideration of up to $350,000 per year for the three-year period following the closing of the acquisition, based upon increases in PWR's earnings before interest, taxes, depreciation and amortization. We are also obligated to issue additional shares of our common stock if the market price of our common stock falls below $1.00 per share for any consecutive 30-day period during the one-year period following the closing of the acquisition.

     The 1,500,000 shares of our common stock issued at closing are subject to lock-up agreements between each PWR shareholder and us. Under these lock-up agreements, the PWR shareholders are prohibited from selling or otherwise transferring any of the shares that they receive at closing, except for (a) 10% of the shares received during a six month period commencing six months after the closing, (b) an additional 10% during the next six-month period, and (c) an additional 10% during the next six-month period. All remaining shares held by the PWR shareholders two years after the closing will be free of any sale restriction under the lock-up agreements. Any shares issued upon conversion of our promissory notes delivered at closing in the aggregate principal amount of $500,000 will not be subject to these lock-up agreements.

     All of the shares of our common stock that may be issued in the acquisition transaction, including those that may be issued upon conversion of the notes delivered at closing, will be issued in reliance upon an exemption from registration under the Securities Act of 1933. As a result, these shares will be subject to restrictions on transfer under the applicable provisions of the Securities Act. In accordance with the merger agreement, at the closing, we entered into a registration rights agreement in which we granted the PWR shareholders one demand and customary piggy-back registration rights.

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


     In accordance with the acquisition agreement, we made a capital contribution of $2 million to PWR immediately following the closing.

     We have entered into three year employment agreements with each of PWR's executive officers and sole stockholders, Vincent DiSpigno and David N. Salav. The employment agreements with each of Messrs. DiSpigno and Salav provide for their service as vice presidents of Vizacom and as executive officers of our PWR subsidiary. We are also obligated to expand our Board of Directors and cause the election of each of Messrs. DiSpigno and Salav to our expanded Board. Each of these employment agreements also provide for annual base salaries of $200,000, provide for annual bonuses of up to $25,000, based upon PWR attaining specified performance thresholds, and contain restrictions on their engaging in competition with us for the term of the agreement and for one year thereafter and provisions protecting our proprietary rights and information.

     Prior to the closing, PWR delivered to the PWR shareholders promissory notes in the aggregate principal amount $888,638. This amount represents an estimate of PWR's accumulated retained earnings as of March 27, 2000. These notes bear interest at the IRS imputed interest rate on the closing date and are payable in four quarterly payments, commencing June 27, 2000. The principal amount of these PWR notes will be adjusted to reflect PWR's actual retained earnings at March 31, 2000. Payment of any amount outstanding under these PWR notes will be accelerated to the date of our receipt of aggregate gross proceeds of at least $15 million from the sale of our securities since November 12, 1999. We have guaranteed these PWR notes.

     We have granted options to purchase an aggregate of 750,000 shares of our common stock under our 1994 Long Term Incentive Plan to PWR employees, in accordance with the merger agreement. Of these option grants, options to purchase 125,000 shares have been granted to each of Messrs. DiSpigno and Salav.


Item 5. Other Matters.

     On March 20, 2000, we repaid all outstanding amounts due Churchill Consulting under our line of credit facility arrangement with Churchill Consulting.

     On March 27, 2000, we accepted subscriptions for and sold a total of 762,471 shares of our common stock to eleven foreign investors for gross proceeds of $3,392,995.95. The issuances of these shares were private transactions exempt from registration pursuant to Section 4(2) of, and Regulation S promulgated under, the Securities Act.


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Item 7.   Financial Statements and Exhibits.

          (a)  Financial statements of business acquired.

          The required financial statements will be filed by amendment not later than June 10, 2000.

          (b) Pro forma financial information.

          The required pro forma financial information will be filed by amendment not later than June 10, 2000.

          (c)  Exhibits.

          Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number    Description
10.1 Agreement and Plan of Merger, dated as of February 28, 2000, among Vizacom Inc., PWR Acquisition Corp., PC Workstation Rentals, Inc., d/b/a PWR Systems and the stockholders of PC Workstation Rentals, Inc.
10.2 Amendment No. 1 to Merger Agreement, dated March 27, 2000, among Vizacom Inc., PWR Acquisition Corp., PC Workstation Rentals, Inc., d/b/a PWR Systems and the shareholders of PC Workstation Rentals, Inc.
10.3 Convertible Note, dated March 27, 2000, of Vizacom Inc. in the principal amount of $250,000 and payable to Vincent DiSpigno.
10.4 Convertible Note, dated March 27, 2000, of Vizacom Inc. in the principal amount of $250,000 and payable to David Salav.
10.5 Lock-Up Agreement, dated March 27, 2000, between Vizacom Inc. and Vincent DiSpigno.
10.6 Lock-Up Agreement, dated March 27, 2000, between Vizacom Inc. and David Salav.
10.7      Registration  Rights  Agreement,  dated March 27, 2000,  among
          Vizacom Inc.,  Vincent  DiSpigno and David Salav.
10.8 Employment Agreement, dated March 27, 2000, between Vizacom Inc. and Vincent DiSpigno.
10.9 Employment Agreement, dated March 27, 2000, between Vizacom Inc. and David Salav.
10.10 Promissory Note, dated March 27, 2000, of PC Workstation Rentals, Inc. in the aggregate principal amount of $444,319 and payable to Vincent DiSpigno.
10.11 Promissory Note, dated March 27, 2000, of PC Workstation Rentals, Inc. in the aggregate principal amount of $444,319 and payable to David Salav.
10.12 Letter Agreement, dated March 27, 2000, among Vizacom Inc., PWR Acquisition Corp., PC Workstation Rentals, Inc., d/b/a, PWR Systems, and the stockholders of PC Workstation Rentals, Inc.
99.1      Press Release, dated March 28, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    April 2, 2000

                                             VIZACOM INC.



                                      By:    /s/ Alan W. Schoenbart
                                               Alan W. Schoenbart
                                           Vice President - Finance and
                                             Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit
Number    Description

10.1 Agreement and Plan of Merger, dated as of February 28, 2000, among Vizacom Inc., PWR Acquisition Corp., PC Workstation Rentals, Inc., d/b/a PWR Systems and the stockholders of PC Workstation Rentals, Inc.
10.2 Amendment No. 1 to Merger Agreement, dated March 27, 2000, among Vizacom Inc., PWR Acquisition Corp., PC Workstation Rentals, Inc., d/b/a PWR Systems and the shareholders of PC Workstation Rentals, Inc.
10.3 Convertible Note, dated March 27, 2000, of Vizacom Inc. in the principal amount of $250,000 and payable to Vincent DiSpigno.
10.4 Convertible Note, dated March 27, 2000, of Vizacom Inc. in the principal amount of $250,000 and payable to David Salav.
10.5 Lock-Up Agreement, dated March 27, 2000, between Vizacom Inc. and Vincent DiSpigno.
10.6 Lock-Up Agreement, dated March 27, 2000, between Vizacom Inc. and David Salav.
10.7      Registration  Rights  Agreement,  dated March 27, 2000,  among
          Vizacom Inc.,  Vincent  DiSpigno and David Salav.
10.8 Employment Agreement, dated March 27, 2000, between Vizacom Inc. and Vincent DiSpigno.
10.9 Employment Agreement, dated March 27, 2000, between Vizacom Inc. and David Salav.
10.10 Promissory Note, dated March 27, 2000, of PC Workstation Rentals, Inc. in the aggregate principal amount of $444,319 and payable to Vincent DiSpigno.
10.11 Promissory Note, dated March 27, 2000, of PC Workstation Rentals, Inc. in the aggregate principal amount of $444,319 and payable to David Salav.
10.12 Letter Agreement, dated March 27, 2000, among Vizacom Inc., PWR Acquisition Corp., PC Workstation Rentals, Inc., d/b/a, PWR Systems, and the stockholders of PC Workstation Rentals, Inc.

99.1      Press Release, dated March 28, 2000.